EXHIBIT 10.16

Summary of 2012 Cash Incentive Plan

The 2012 Cash Incentive Plan is a short-term cash incentive plan applicable to certain of our executive officers, including our named executive officers, that was adopted for the purpose of determining the cash bonuses that may be payable to our executive officers with respect to fiscal year 2012.

The target cash bonus amount for each executive officer is set as a percentage of the officer’s base salary as determined by the Compensation Committee.

Cash bonuses will be earned based upon the achievement of two Company performance targets, which are the same for each of the executive officers, and individual performance targets, which are different for each executive officer.

The first Company performance target relates to Company revenue in fiscal year 2012. The portion of the cash bonus payable to an executive officer with respect to the Company revenue target component of the Cash Incentive Plan will be calculated by reference to the Company’s actual revenue in fiscal year 2012 in relation to the revenue target.

The second Company performance target relates to the Company’s cash and investment balance. The portion of the cash bonus payable to any executive officer with respect to the Company cash and investment management target component of the Cash Incentive Plan is calculated by reference to the Company’s actual cash and investments balance as of the end of fiscal year 2012 in relation to the targeted balance.

In the event that the Company does not achieve a pre-established minimum revenue target for fiscal year 2012 and have a cash and investments balance of at least a pre-established minimum amount as of the end of fiscal year 2012, then no cash bonus will be paid with respect to either the Company revenue target component or the Company cash management target component.

The portion of the cash bonus payable to any executive officer with respect to the individual performance target component of the Cash Incentive Plan is calculated by reference to the particular executive officer’s achievement of his specified performance objectives.